EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of Post-Effective Amendment to Form S-1 of Registration Statement No. 333-96905, Post-Effective Amendment to Form S-1 of Registration Statement No. 333-119473, Amendment No. 2 to Form S-1 of Registration Statement No. 333-134220 and Registration Statement No. 333-139719 on Form S-8 of ACT Teleconferencing, Inc. in our report dated March 31, 2006 (which report expresses an unqualified opinion), appearing in this Annual Report on Form 10-K of ACT Teleconferencing, Inc. for the year ended December 31, 2006

HEIN & ASSOCIATES LLP

Denver, Colorado March 30, 2007